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                                                                 EXHIBIT 99.B11


                        [COOPERS & LYBRAND LETTERHEAD]





CONSENT OF INDEPENDENT ACCOUNTANTS

To the Board of Directors and Shareholder
Strong Institutional Funds, Inc. -
   Strong Institutional Money Fund

We consent to the inclusion in Pre-Effective Amendment No. 1 to the Registration Statement of Strong Institutional Funds, Inc. - Strong Institutional Money Fund on Form N-1A of our report dated September 13, 1995 on our audit of the statement of assets and liabilities of Strong Institutional Money Fund as of September 13, 1995. We also consent to the reference to our Firm under the caption "Independent Accountants" in the Statement of Additional Information.



                                                    Coopers & Lybrand LLP

Milwaukee, Wisconsin
September 13, 1995